Exhibit A-5(a)






                      AMENDED AND RESTATED

                 LIMITED PARTNERSHIP AGREEMENT

                               OF

                  ENTERGY LONDON CAPITAL, L.P.


                      AMENDED AND RESTATED
                 LIMITED PARTNERSHIP AGREEMENT

                               OF

                  ENTERGY LONDON CAPITAL, L.P.

           AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of Entergy London Capital, L.P., a Delaware limited partnership (the "Partnership"), dated as of November 19, 1997, among Entergy London Investments plc (formerly known as Entergy Power UK plc), a public limited company incorporated under the laws of England and Wales, in its capacity as the general partner (the "General Partner"), William J. Regan, Jr., as the initial limited partner (the "Initial Limited Partner"), and such other Persons (as defined herein) who become Partners (as defined herein) as provided herein.

           WHEREAS,  the General Partner and the Initial  Limited
Partner  entered into an Agreement of Limited Partnership,  dated
as   of  August  4,  1997  (as  amended,  the  "Original  Limited
Partnership Agreement");

           WHEREAS, the Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of the State of Delaware on August 4, 1997, and was later amended by a Certificate of Amendment to Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on October 1, 1997; and

            WHEREAS,   the  Partners  desire  to   continue   the
Partnership  under the Act (as defined herein) and to  amend  and
restate  the  Original  Limited  Partnership  Agreement  in   its
entirety.

            NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Limited Partnership Agreement as follows:


                           ARTICLE I

                         DEFINED TERMS

          Section I.1 Definitions. Unless the context otherwise requires the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

           "Act"  means  the  Delaware  Revised  Uniform  Limited
Partnership Act, as amended from time to time.

          "Action" has the meaning set forth in Section 6.1(b).

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled or under direct or indirect common control with such specified Person. As used in this definition, the term "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agreement"  means this Amended and  Restated  Limited
Partnership Agreement, as amended, modified, supplemented or restated from time to time in accordance with its terms.

           "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Debenture Trustee is closed for business.

           "Capital Account" has the meaning set forth in Section
3.3.

            "Certificate"  means  the  Certificate   of   Limited
Partnership of the Partnership filed with the Secretary of State of the State of Delaware on August 4, 1997, as it may be amended and/or restated from time to time.

           "Clearing Agency" means, with respect to a particular series of Preferred Securities, an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act designated in accordance with the provisions of Article VI to act as depository for that series and in whose name (or nominee's name) shall be registered one or more global Preferred Securities evidenced by Preferred Certificates and which shall undertake to effect book-entry transfers and pledges of beneficial interests in such Preferred Securities.

           "Closing  Date" means, with respect to  the  Preferred
Securities of any series, the date of original issuance of such Preferred Securities.

          "Code" means the United States Internal Revenue Code of 1986, as amended, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section () of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

           "Covered Person" means any Partner, any Affiliate of any Partner and any officer, director, shareholder, partner, employee, representative or agent of any Partner or their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

           "Debenture Trustee" means the entity serving as the trustee under the Indenture.

           "Debentures" means a particular series of junior subordinated deferrable interest debentures of Entergy London Investments issued to or to the order of the Partnership from time to time in connection with the issuance and sale by the Partnership of a related series of Preferred Securities.

           "Definitive Preferred Certificates" shall refer to the Preferred Certificates distributed in the circumstances described in Section 10.5.

            "Dividends"   means   the  distributions   from   the
Partnership with respect to the Preferred Securities of a particular series, accumulating and payable in accordance with their terms.

           "Entergy  London  Investments"  means  Entergy  London
Investments plc (formerly known as Entergy Power UK plc), a public limited company incorporated under the laws of England and Wales.

           "Exchange  Act"  means  the United  States  Securities
Exchange Act of 1934, as amended.

          "Fiscal Period" means each calendar quarter.

           "Fiscal Year" means (i) the period commencing upon the formation of the Partnership and ending on December 31, 1997, and
(ii) any subsequent twelve (12) month period commencing on January 1 and ending December 31. For United States federal income tax reporting purposes the Fiscal Year of the Partnership shall be the calendar year.

           "General Partner" means Entergy London Investments, in its capacity as general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the applicable provisions of this Agreement.

           "Guarantee" means the Guarantee Agreement dated as of November 19, 1997, between Entergy London Investments and the Guarantee Trustee, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, which was executed and delivered by Entergy London Investments for the benefit of the Holders, and any additional Guarantee Agreements entered into by Entergy London Investments for the benefit of the Holders.

           "Guarantee Trustee" means the entity serving as the trustee under the Guarantee.

            "Holder" means a Limited Partner in whose name Preferred Securities evidenced by Preferred Certificates are registered on the books and records of the Partnership; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities of a particular series have given any request, notice, consent or waiver hereunder, "Holder" shall not include the General Partner or any Affiliate thereof.

           "Indemnified Person" means the General Partner, any Affiliate of the General Partner, any officer, director, shareholder, partner, employee, representative or agent of the General Partner and any employee or agent of the Partnership designated as such by the General Partner, or its Affiliates.

            "Indenture" means the Indenture for Unsecured Subordinated Debt Securities relating to Preferred Securities, dated as of November 1, 1997, between Entergy London Investments and the Debenture Trustee, as the same may be amended and supplemented from time to time, pursuant to which the Debentures are issued.

           "Initial Limited Partner" means William J. Regan, Jr., in his capacity as initial limited partner of the Partnership.

           "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of the Partnership.

           "Investment  Company  Act"  means  the  United  States
Investment Company Act of 1940, as amended.

           "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (an "Investment Company Act Change") to the effect that the Partnership is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Investment Company Act Change becomes effective on or after November 12, 1997.

           "Limited Partner" means the Initial Limited Partner or any Person who is admitted to the Partnership as a Limited Partner pursuant to the terms of this Agreement, but does not include any Person that has transferred to another Person in accordance with Section 10.2 all Preferred Securities of which it is the registered Holder.

          "Liquidation Distribution" has the meaning set forth in
the   applicable  Action  relating  to  a  series  of   Preferred
Securities as described in Section 6.1(b)(v).

           "Liquidation Preference" means the stated liquidation preference of a Preferred Security as set forth in the Action establishing a particular series of Preferred Securities.

                "Liquidator" has the meaning set forth in Section
          11.3.

           "Majority or other stated Percentage in Liquidation Preference" means Holder(s) of a series of Preferred Securities or, as the context may require, Holder(s) of more than one series of Preferred Securities voting as a class, who are the registered owners of Preferred Securities whose Liquidation Preference (including the stated liquidation preference that would be paid on redemption or maturity plus, if applicable to such series, accumulated and unpaid Dividends, whether or not declared, to the date upon which the voting percentages are determined) represents more than 50% or, as the case may be, such other percentage of the Liquidation Preference of all Preferred Securities of such series or, as applicable, multiple series.

            "Original Limited Partnership Agreement" has the meaning set forth in the recitals to this Agreement.

           "Partners"  means the General Partner and the  Limited
Partners, collectively, where no distinction is required by the context in which the term is used.

           "Partnership" means the limited partnership formed under the Act pursuant to the Original Limited Partnership Agreement upon filing of the Certificate, and continued pursuant to this Agreement, its permitted successors, or any successor partnership created pursuant to the applicable provisions of this Agreement.

           "Person"  means  any individual, corporation,  limited
liability    company,   partnership,   joint   venture,    trust,
unincorporated organization or government or any agency or political subdivision thereof.

          "Power of Attorney" means the Power of Attorney granted pursuant to Section 13.2.

           "Preferred Certificate" means a certificate evidencing Preferred Securities, substantially in the form attached hereto as Annex A or in such other form as may be set forth in the Action establishing a particular series of Preferred Securities.

           "Preferred  Securities" has the meaning set  forth  in
Section 6.1(b).

           "Purchase Price" for any Preferred Security means the amount paid per such Preferred Security in the initial sale by the Partnership of such Preferred Security.

          "Securities Act" means the United States Securities Act of 1933, as amended.

           "Series A Preferred Securities" has the meaning set forth in Section 6.2(a).

           "Special Event" means the occurrence of a Tax Event or an Investment Company Act Event.

          "Tax Event" means, with respect to Preferred Securities of a particular series, the receipt by the Partnership or Entergy London Investments of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after November 12, 1997, there is more than an insubstantial risk that (i) the Partnership is, or will be within 90 days of such date, subject to United States federal income or United Kingdom income tax, with respect to income accrued or received on the related series of Debentures, (ii) interest payable by Entergy London Investments on such Debentures is treated as a distribution within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom or in any other manner is not, or within 90 days of such date will not be, deductible by Entergy London Investments, in whole or in part, for United Kingdom corporation tax purposes, or (iii) the Partnership is, or will be within 90 days of such date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

            "Tax Matters Partner" means the General Partner designated as such in Section 9.10 hereof.

           "Transfer Agent" means the transfer agent, if any, designated by the General Partner with respect to a particular series of Preferred Securities and in accordance with the terms thereof and its successors and assigns.

            "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          Section I.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                           ARTICLE II

                CONTINUATION OF THE PARTNERSHIP;
                     ADMISSION OF HOLDERS;
             WITHDRAWAL OF INITIAL LIMITED PARTNER

           Section II.1 Continuation of the Partnership. The parties hereto agree to continue the Partnership in accordance with the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to ensure that all necessary or appropriate certificates and documents are properly executed and shall accomplish all filing, recording, publishing and other acts, in each case necessary or appropriate for compliance with the requirements for the continuation of the Partnership as a limited partnership under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that the Partnership may conduct business. The rights and duties of the Partners shall be as provided herein and, subject to the terms hereof, in the Act.

           Section  II.2   Name.  The name of the Partnership  is
"Entergy London Capital, L.P." Such name may be modified from time to time by the General Partner following written notice to the Limited Partners.

            Section II.3 Business of the Partnership. The purposes of the Partnership are (a) to issue from time to time limited partner Interests in the Partnership including, without limitation, Preferred Securities, and to use the aggregate proceeds received by the Partnership from the issuance thereof, together with the proceeds of the capital contribution of the General Partner made at the time of such issuance for the purchase of a related series of Debentures and (b) to engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes and that is not forbidden by the law of the jurisdiction in which the Partnership engages in that business; provided, however, that the Partnership shall have no power to borrow money, to become liable for the borrowings of any third party or to engage in any financial or other trade or business. Specifically, the Partnership may invest in investment assets, such as the Debentures, but may not invest in assets which are likely to result in Partnership liabilities, such as active business assets.

           Section II.4 Term. The term of the Partnership commenced upon the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue thereafter unless the Partnership is dissolved in accordance with the provisions of this Agreement.

            Section II.5 Registered Agent and Office. The Partnership's registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

            Section II.6 Principal Place of Business. The principal place of business of the Partnership shall be at 639 Loyola Avenue, New Orleans, Louisiana 70113. Upon ten days' prior written notice to the Limited Partners, the General Partner may change the location of the Partnership's principal place of business.

           Section  II.7   Name and Business Address  of  General
Partner.   The  name and address of the General  Partner  are  as
follows:

          Entergy London Investments plc
          Templar House
          81-87 High Holborn
          London WClV 6NU, England

The General Partner may change its name or business address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change in the manner set forth in Section 13.1 and shall file an appropriate amendment to the Certificate with the Secretary of State of the State of Delaware.

            Section  II.8   Admission  of  Holders  of  Preferred
Securities; Withdrawal of Initial Limited Partner.

           (a) Upon the issuance of a Preferred Certificate in the name of a Person pursuant to this Agreement and receipt by the Partnership of the Purchase Price paid in respect of the Preferred Security represented by such Preferred Certificate, which payment shall be deemed to constitute a direction of the General Partner to execute this Agreement on such Person's behalf and a request by such Person that the books and records of the Partnership reflect such Person's admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

           (b) Immediately following the first admission of a Holder to the Partnership as a Limited Partner, the Initial Limited Partner shall be deemed to have withdrawn from the
Partnership,  shall  cease  to  be  a  limited  partner  of   the
Partnership and shall receive the return of its capital contributions without interest or deduction.

           (c) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect such information.


                          ARTICLE III

            CAPITAL CONTRIBUTIONS; REPRESENTATION OF
              HOLDER'S INTEREST; CAPITAL ACCOUNTS

          Section III.1  Capital Contributions.

           (a) The General Partner has, on or prior to the date hereof, contributed an aggregate of $3,030,325 to the capital of the Partnership, which amount is equal to at least 1% of the total capital contributions to the Partnership on the date hereof. The General Partner shall, hereafter from time to time, make such additional capital contributions as are necessary to maintain its aggregate capital contributions in an amount equal to at least 1% of the aggregate capital contributions made by all Partners.

          (b) The Initial Limited Partner has, prior to the date hereof, contributed the amount of $10 to the capital of the Partnership, which amount will be returned to the Initial Limited
Partner as contemplated by Section 2.8(b).

          (c) Each Person who acquires a Preferred Security from the Partnership shall, in connection with the acquisition of such Preferred Security, contribute to the capital of the Partnership an amount in cash equal to the Purchase Price for such Preferred Security.

           (d) No Limited Partner shall at any time be required to make any additional capital contributions to the Partnership, except as may be required by law.

            Section III.2 Holder's Interest Represented by Preferred Securities. A Holder's Interest shall be represented by the Preferred Certificate held by such Holder. Each Holder's ownership of Preferred Securities shall be set forth on the books and records of the Partnership. Each Holder hereby agrees that its Interest represented by its Preferred Certificate shall for all purposes be personal property. A Holder shall have no interest in specific Partnership property.

           Section III.3 Capital Accounts. An individual capital account (a "Capital Account") shall be established and maintained for each Partner which shall be credited with the capital contributions made and the profits allocated to the
Partner (or predecessor in interest) and debited by the distributions made and losses allocated to the Partner (or predecessor in interest). Any syndication expenses incurred by the Partnership shall be allocated exclusively to the Capital Account of the General Partner. All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations promulgated under Code 704(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

           Section III.4  Interest on Capital Contributions.   No
Partner shall be entitled to interest on or with respect to any capital contribution to the Partnership.

            Section III.5 Withdrawal and Return of Capital Contributions. Except as provided in Section 2.8(b), no Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership. No Partner shall be entitled to receive any Dividends from the Partnership, except as provided in this Agreement or in the Action creating a particular series of Preferred Securities.


                           ARTICLE IV

                          ALLOCATIONS

           Section IV.1 Profits. Each fiscal period, the net profits of the Partnership will be allocated (a) first, to the Holders, in proportion to the number of Preferred Securities held by each such Holder, in an amount equal to the excess of (x) the Dividends accumulated on the Preferred Securities since their date of issuance through and including the close of the current fiscal period (whether or not paid) over (y) the amount of profits allocated to the Holders pursuant to this Section 4.1(a) in all prior fiscal periods and (b) thereafter, to the General Partner.

           Section IV.2 Losses. Except in connection with a dissolution and liquidation of the Partnership, the net losses of the Partnership shall be allocated each year to the General Partner. Upon a dissolution and liquidation of the Partnership, net losses shall be allocated to each Holder in an amount equal to the excess of (a) such Holder's Capital Account over (b) such Holder's Liquidation Distribution (as defined with respect to each Preferred Security in the Action establishing such Preferred Security), with any remaining net losses being allocated to the General Partner.

          Section IV.3  Allocation Rules.

          (a) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any method that is permissible under 706 of the Code and the Treasury Regulations thereunder.

            (b) The Partners are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Partnership income and loss for income tax purposes.

           Section IV.4 Withholding. The Partnership shall comply with all withholding requirements under federal, state and local law. The Partnership shall request, and the Partners shall provide to the Partnership, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Partner, and any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Partnership shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Partner, shall remit amounts withheld with respect to the Partners to applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed overwithholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding.


                           ARTICLE V

                  DIVIDENDS AND DISTRIBUTIONS

          Section V.1 Dividends. Limited Partners shall receive periodic Dividends, if any, a Redemption Price and a Liquidation Preference in accordance with the applicable terms of any series of Preferred Securities as established in the Action with respect thereto. The General Partner shall determine whether and when Dividends shall be payable pursuant to the terms and conditions of the Action establishing a particular series of Preferred Securities, and shall give notice thereof to all Limited Partners of record as of the date of such determination. Subject to the rights of the Preferred Securities, all remaining cash shall be distributed to the General Partner at such time as the General Partner shall determine.

            Section  V.2   Limitations  on  Distributions.    The
Partnership shall not make a distribution to any Partner on account of such Partner's Interest if such distribution would violate Section 17-607 of the Act or other applicable law.


                           ARTICLE VI

                ISSUANCE OF PREFERRED SECURITIES

           Section  VI.1  General Provisions Regarding  Preferred
Securities.

          (a) The aggregate number of Preferred Securities which the Partnership shall have authority to issue is unlimited.

           (b) The General Partner on behalf of the Partnership is, subject to Section 6.2(b), authorized to issue from time to time limited partner Interests in the Partnership (the "Preferred Securities") in one or more series having such designations, rights, privileges, restrictions, preferences and other terms and provisions as may from time to time be established in a written action or actions (each, an "Action") of the General Partner providing for the issue of such series. In connection with the foregoing, the General Partner is expressly authorized, prior to issuance, to set forth in an Action or Actions providing for the issue of such series, the following:

               (i)  the distinctive designation of such series of
     Preferred Securities, which shall distinguish it from  other
     series   of   Preferred  Securities  and   the   Liquidation
     Preference with respect to such series;

                (ii) the number of Preferred Securities included in such series, which number may not be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series;

                (iii) the annual Dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such Dividends shall be payable, provided, however, that Dividends on any series of Preferred Securities shall be payable, in accordance with the Action providing for the issuance of such series, on a quarterly basis to Holders of such series of Preferred Securities as of a record date in each quarter during which such series of Preferred Securities are outstanding;

               (iv) whether Dividends on the Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative Dividend rights, the date or dates or method of determining the date or dates from which Dividends on the Preferred Securities of such series shall be cumulative;

               (v) the amount or amounts which shall be paid out of the assets of the Partnership to the Holders of the Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or liquidation of the Partnership (the "Liquidation Distribution");

               (vi) the obligation, if any, of the Partnership to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation and, whether any such redemption shall be at the option of the Partnership or the General Partner or otherwise; provided, however, that unless otherwise set forth in the Action providing for the issuance of such series, the Preferred Securities of such series may at any time and from time to time be purchased by the Partnership, at its option, by tender, in the open market or by private agreement subject to applicable law (including, without limitation, Rule 14e-1 under the Exchange Act and any other applicable United States federal securities laws);

                (vii) the voting rights, if any, of the Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the Holders of Preferred Securities, or of the Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to this Agreement;

                (viii)     the particular series of Debentures to
     be  purchased by the Partnership pursuant to Section 2.3(a);
     and

                 (ix)   any   other   relative  rights,   powers,
     preferences or limitations of the Preferred Securities of the series not inconsistent with this Agreement or with applicable law.

           (c) In connection with the foregoing and without limiting the generality thereof, the General Partner is hereby expressly authorized, without the vote or approval of any existing Holder or other Person (i) to take any Action to create under the provisions of this Agreement a series of Preferred Securities that was not previously outstanding and (ii) to admit Persons as Limited Partners, without the vote or approval of any existing Holder or any other Person, and (iii) to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Securities in one or more series as shall be necessary, convenient or desirable to reflect the issue of such series. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or permissible in connection with any future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange.

          (d) Any Action or Actions taken by the General Partner pursuant to the provisions of this Section 6.1 shall be deemed an amendment and supplement to and part of this Agreement.

          (e) The payment of Dividends and payments on dissolution of the Partnership or on redemption in respect of Preferred Securities shall be guaranteed by Entergy London
Investments  pursuant  to  and to the extent  set  forth  in  the
Guarantee. Each Holder hereby authorizes the Guarantee Trustee to hold the Guarantee on its behalf. The Guarantee Trustee has the right to enforce the Guarantee on behalf of the Holders. The Holders of a majority in Liquidation Preference of the Preferred Securities of any series shall have the right to direct the method and place of conducting any proceeding for any remedy available in respect of the Guarantee with respect to such series including the giving of directions to the Guarantee Trustee. A Holder may institute a legal proceeding directly against Entergy London Investments to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Partnership or any other Person. Each Holder, by acceptance of a Preferred Security, thereby agrees to the subordination provisions and other terms of the Guarantee.

           (f) Except as may be provided in the Action creating the Preferred Securities of a particular series, the aggregate proceeds received by the Partnership from the issuance of any series of Preferred Securities, together with the proceeds of any capital contribution of the General Partner made at the time of such issuance, shall be invested by the Partnership in the purchase of a related series of Debentures with (i) an aggregate principal amount at least equal to such aggregate proceeds and
(ii) an interest rate at least equal to the Dividend rate of such series of Preferred Securities.

           (g) All Preferred Securities shall rank senior to the General Partner's Interest in respect of the right to receive Dividends, any Redemption Price and payments out of the assets of the Partnership upon voluntary or involuntary dissolution, winding-up or liquidation of the Partnership. All Preferred Securities redeemed, purchased or otherwise acquired by the
Partnership (including Preferred Securities surrendered for conversion or exchange) shall be canceled.

           (h) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive or similar right with respect to, all or any part of any new or additional issue of Preferred Securities of any class whatsoever, or of securities convertible into any Preferred Securities of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

            (i) Neither Entergy London Investments nor any Affiliate of Entergy London Investments shall have the right to vote or give or withhold consent with respect to any Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Limited Partners may vote or give or withhold consent as provided in this Agreement, Preferred Securities owned by Entergy London Investments or any Affiliate shall be treated as if they were not outstanding.

           Section VI.2 Series A Preferred Securities. (a) Without prejudice to the power of the General Partner to establish from time to time further series of Preferred Securities pursuant to Section 6.1(b), the Partnership is hereby authorized to issue and sell 12,000,000 8 5/8% Cumulative Quarterly Income Preferred Securities, Series A (the "Series A Preferred Securities"), having the designation, annual Dividend rate, Liquidation Preference, Redemption Price, redemption terms, voting rights and other powers, preferences and special rights and limitations set forth in Annex B hereto. The authorization set forth in this Section 6.2(a) with respect to the establishment of the Series A Preferred Securities shall constitute an Action for all purposes of this Agreement.

           (b)   So  long  as  any  of  the  Series  A  Preferred
Securities  remain  outstanding, no  other  series  of  Preferred
Securities may be issued.


                          ARTICLE VII

             BOOKS OF ACCOUNT, RECORDS AND REPORTS

          Section VII.1  Books and Records.

           (a) Proper and complete records and books of account of the Partnership shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered  into records and books of account maintained by  Persons engaged in businesses of a like character, including a Capital Account for each Partner. The books and records of the Partnership, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the General Partner and shall be open to the inspection and examination of any Limited Partner or its duly authorized representative during reasonable business hours for a purpose reasonably related to such Limited Partner's interest in the Partnership.

           (b) The General Partner may, for such period of time that the General Partner deems reasonable, keep confidential from the Limited Partners any information with respect to the Partnership the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by an agreement with any Person to keep confidential.

          (c) Within three months after the close of each Fiscal Year, the General Partner shall transmit to each Partner, a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for federal income tax purposes.

           Section VII.2 Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business.


                          ARTICLE VIII

                   POWERS, RIGHTS AND DUTIES
                    OF THE LIMITED PARTNERS

           Section VIII.1 Limitations. The Limited Partners shall not participate in the management or control of the Partnership's business, property or other assets nor shall the Limited Partners transact any business for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner. The Limited Partners shall, however, have the rights set forth in this Agreement. The Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect by virtue of acquiring or owning an Interest in the Partnership). The Limited Partners will have no rights to remove or replace the General Partner.

           Section VIII.2 Liability. Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.


                           ARTICLE IX

        POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER

           Section  IX.1  Authority.  Subject to the  limitations
provided in this Agreement, the General Partner shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership no Person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

           Section IX.2 Powers and Duties of General Partner. Except as otherwise specifically provided herein, the General Partner shall have all rights and powers of a general partner under the Act and shall have all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

           (a) to secure the necessary goods and services required in performing the General Partner's duties for the Partnership;

           (b) to exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights under any series of Debentures;

           (c)   to  cause  the Partnership to  issue  particular
series  of Preferred Securities, to execute and deliver Preferred
Certificates   and  to  admit  Limited  Partners  in   connection
therewith in accordance with this Agreement;

           (d) to act as registrar and Transfer Agent for the Preferred Securities or designate a Person to act as registrar and Transfer Agent;

           (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Dividends and voting rights, and to make determinations as to the payment of Dividends, and make or cause to be made all other required payments to Holders and to the General Partner;

           (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

           (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

           (h) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

           (i) to take all action that may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged;

           (j) to cause the Partnership to enter into and perform, on behalf of the Partnership, an underwriting or other agreement in connection with the issuance and sale of a particular series of Preferred Securities and to cause the Partnership to purchase the related series of Debentures without any further act, vote or approval of any Partner;

           (k) to cause the Partnership to redeem or purchase Preferred Securities of any series for cancellation, subject to any limitation on such redemption or purchase set forth in the Action providing for the issuance of such series of Preferred Securities; and

           (l) to execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

          Section IX.3 Liability. The General Partner shall not be personally liable for (a) the return of any portion of the capital contributions (or any return thereon) of the Limited Partners, which shall be made solely from assets of the Partnership; or (b) to the Partnership or to any Limited Partner of any deficit in any Limited Partner's Capital Account upon dissolution, liquidation or otherwise.

          Section IX.4  Exculpation.

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person or its principal by this Agreement or by law except that, for the avoidance of doubt, an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's bad faith, recklessness or willful misconduct.

           (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Indemnified Person reasonably believes are within such Person's professional or expert competence and who has been selected with reasonable care by the General Partner on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

          Section IX.5  Fiduciary Duty.

           (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

           (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered Persons in connection with the taking of some action by an Indemnified Person on behalf of the Partnership or a Partner, as such, or (ii) whenever this Agreement or any other agreement or instrument contemplated herein provides that an Indemnified Person shall act in a manner that is fair and reasonable to the Partnership or any Partner, the Indemnified Person shall resolve such conflict of interest or shall take such action, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement or instrument and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution made or action taken or provided for by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

           (c) Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in its
"discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any other Person, or (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          Section IX.6  Indemnification.

          (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.6 shall be provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof.

          (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 9.6(a).

           Section IX.7 Investment Company or Tax Actions. The General Partner is authorized and directed to conduct the affairs of and to operate the Partnership in such a way that the Partnership will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified other than as a partnership for United States federal income tax purposes and so that the Debentures of any series will be treated as equity of Entergy London Investments for United States federal income tax purposes. In this connection, the General Partner is authorized to take any action not inconsistent with applicable law or this Agreement, and that does not materially and adversely affect the interests of Holders, that the General Partner determines in its discretion to be necessary or desirable for such purposes.

           Section IX.8 Outside Businesses. Any Partner or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the other Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be undertaken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

           Section IX.9  Limits on General Partner's Powers.  (a)
Anything in this Agreement to the contrary notwithstanding, the General Partner shall not cause or permit the Partnership to:

           (i) acquire any assets other than as expressly provided herein;

           (ii)  do  any  act that would make it  impractical  or
     impossible  to  carry  on  the  ordinary  business  of   the
     Partnership;

          (iii) possess Partnership property other than for a Partnership purpose;

           (iv)  perform any act that would subject  any  Limited
     Partner   to   liability  as  a  general  partner   in   any
     jurisdiction;

           (v) engage in any activity that is not consistent with the purposes of the Partnership, as set forth in Section
     2.3; or

           (vi) borrow money or become liable for the borrowings of any third party or to engage in any financial or other trade or business.

           (b) The General Partner shall not revoke any action previously authorized or approved by a vote of such Holders except by subsequent vote of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities of such series.

          Section IX.10  Tax Matters Partner.

           (a) The General Partner is hereby designated as "Tax Matters Partner" of the Partnership for purposes of 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Partnership, any administrative proceeding at the Partnership level with the Internal Revenue Service relating to the determination of any item of Partnership income, gain, loss, deduction or credit for United States federal income tax purposes.

           (b) The General Partner shall not make an election in accordance with 754 of the Code.

           (c) The General Partner and the Holders acknowledge that they intend, for United States federal income tax purposes, that the Partnership shall be treated as a partnership and that the General Partner and the Holders shall be treated as Partners of such partnership for such purposes.

          Section IX.11  Expenses.

           (a) The General Partner shall pay directly (without any obligation to first exhaust the assets of the Partnership) all, and the Partnership shall not be obligated to pay, directly or indirectly, for any, indebtedness, costs and expenses of the Partnership (including, but not limited to, costs and expenses relating to the organization of, and offering of limited partner interests in, the Partnership and costs and expenses relating to the operation of the Partnership, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and costs and expenses incurred in connection with the acquisition, financing, and disposition of Partnership assets).

           (b)   The  General Partner will pay any and all  taxes
(other than United States withholding taxes) of the Partnership and all liabilities, costs and expenses with respect to such taxes of the Partnership.

           Section  IX.12   Mergers, Conversions, Consolidations,
Amalgamations or Replacements.

           The General Partner shall not cause or allow the Partnership to merge with or into, convert into, consolidate, amalgamate, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described below or as permitted or required under
Section 11.3. The Partnership may, without the consent of the Holders, merge with or into, convert into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a limited partnership, limited liability company or trust organized as such under the laws of any jurisdiction; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Partnership with respect to the Preferred Securities of a particular series or (b) substitutes for such series of Preferred Securities other securities (the "Successor Securities") so long as the Successor Securities rank the same as such series of Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Entergy London Investments expressly acknowledges such successor entity as the holder of the related series of Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which such series of Preferred Securities are then listed, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such series of Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Entergy London Investments has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including any Successor Securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Partnership nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) Entergy London Investments or any permitted successor or assignee guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Partnership shall not, except with the consent of the Holders of 100% in Liquidation Preference of the Preferred Securities, consolidate, amalgamate, merge with or into, convert into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety or any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, conversion or replacement would cause the Partnership or the successor entity to be classified as other than a partnership or grantor trust for United States federal income tax purposes.


                           ARTICLE X

               TRANSFERS OF INTERESTS BY PARTNERS

          Section X.1  Transfer of Interests.

           (a) Preferred Securities shall be freely transferable by a Holder.

           (b) The General Partner may not assign or transfer its interest in the Partnership in whole or in part unless (i) prior to such assignment or transfer, the General Partner has obtained the consent of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities or (ii) the successor is a directly or indirectly wholly owned subsidiary of Entergy London Investments that assumes all the obligations of the General Partner, provided, however, in the case of clause (ii), that the Partnership has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that the Partnership will continue to be treated as a partnership for federal income tax purposes following the admission of such subsidiary as the general partner. The admission of such successor as a general partner of the Partnership shall be effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware which indicates that such successor has been admitted as a general partner in the Partnership, and the General Partner shall cease to be a general partner in the Partnership immediately following the admission of the successor as a general partner in the Partnership. Any such successor general partner in the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution.

           (c) Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

           Section X.2 Transfer of Preferred Certificates. The General Partner shall provide for the registration and transfer of Preferred Securities. Subject to the restrictions on transfer of global Preferred Certificates issued pursuant to Section 10.4, upon surrender for registration of transfer of any Preferred
Certificate, the General Partner shall cause one or more new Preferred Certificates to be issued in the name of the designated transferee or transferee. Every Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the
General Partner duly executed by the Holder or his or her attorney duly authorized in writing. Each Preferred Certificate surrendered for registration of transfer shall be canceled by the General Partner. A transferee of a Preferred Security shall be admitted to the Partnership as a Limited Partner and shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the registration of such transfer on the books and records of the Partnership. By acceptance of a Preferred Certificate, each transferee of a Preferred Security shall be deemed to have requested admission as a Limited Partner, to have authorized the General Partner to execute this Agreement on its behalf, and to have agreed to be bound by this Agreement.

           Registration of transfer of Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Partnership will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

           Section X.3 Persons Deemed Holders. The Partnership may treat the Person in whose name any Preferred Security shall be registered on the books and records of the Partnership as the sole Holder of such Preferred Security for purposes of receiving Dividends and any notices required to be delivered to Holders by this Agreement and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Preferred Certificate or in the Preferred Securities represented by such Preferred Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

           Section X.4 Book-Entry Interests. (a) Except as otherwise provided in the Action establishing a particular series of Preferred Securities, the Preferred Securities of each series, on original issuance, will be issued in the form of a global Preferred Certificate or Preferred Certificates, to be delivered to the Clearing Agency designated as such with respect to such series by, or on behalf of, the Partnership. Such global Preferred Certificate or Certificates shall be executed and delivered by the General Partner and shall initially be registered on the books and records of the Partnership in the name of the Clearing Agency or its nominee and no Definitive Preferred Certificates shall be issued except as provided in
Section 10.5 and shall bear such legends with respect to transfer and related matters as may be required by the rules and regulations of such Clearing Agency.

           (b) None of the Partnership, the General Partner nor any agent of the General Partner or the Partnership shall have any liability with respect to or responsibility for the records of the Clearing Agency.

          Section X.5 Definitive Preferred Certificates. If (a) the Clearing Agency elects to discontinue its services as securities depository by giving notice to the Partnership or the General Partner, and a successor Clearing Agency is not appointed, (b) the Partnership fails to pay any amounts due and payable on any series of the Preferred Securities or the Guarantor fails to pay any amounts due and payable in respect of the Guarantee as required by their respective terms, or (c) if the General Partner on behalf of the Partnership elects to terminate the book-entry system through the Clearing Agency, then Definitive Preferred Certificates shall be prepared by the Partnership. Upon surrender of the global Preferred Certificate or Preferred Certificates registered in the name of the Clearing Agency or its nominee, accompanied by registration instructions, the General Partner shall cause Definitive Preferred Certificates to be printed and delivered in accordance with the Cleaning Agency's instructions. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Preferred Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which the Preferred Securities may be listed and as is reasonably acceptable to the General Partner, as evidenced by its execution thereof. Definitive Preferred Certificates shall be executed and delivered by the General Partner and countersigned by the registrar and transfer agent with respect thereto.


                           ARTICLE XI

                    WITHDRAWAL; DISSOLUTION;
             LIQUIDATION AND DISTRIBUTION OF ASSETS

           Section XI.1 Withdrawal of Partners. The General Partner shall not at any time retire or withdraw from the
Partnership except as otherwise permitted hereunder. If the General Partner retires or withdraws in contravention of this
Section 11.1, it shall indemnify, defend and hold harmless the Partnership and the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or such other Partners arising out of or resulting from such retirement or withdrawal.

          Section XI.2  Dissolution of the Partnership.

           (a) The Partnership shall not be dissolved by the admission or withdrawal of Partners in accordance with the terms of this Agreement. Except as provided in Section 11.2(b)(ii), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Partner, or the occurrence of any other event which terminates the Interest of a Partner in the Partnership, shall not cause the Partnership to be dissolved and its affairs wound up so long as the Partnership at all times has at least two Partners. Upon the occurrence of any such event, the business of the Partnership shall be continued without dissolution.

          (b) The Partnership shall be dissolved and its affairs shall be wound up upon the earliest to occur of any of the following events:

           (i)   the delivery of written direction by the General
     Partner to dissolve the Partnership (which direction is optional and wholly within the discretion of the General
     Partner);

           (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the
     Partnership in accordance with Section 10.1(b), or the filing of a certificate of dissolution or its equivalent, with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of the Partnership under the Act, unless the business of the Partnership is continued in accordance with this Agreement and the Act;

           (iii) the entry of an order for the dissolution of the Partnership under Section 17-802 of the Act by a court of competent jurisdiction; or

           (iv)  in accordance with the provisions of each Action
     establishing   any  series  of  Preferred  Securities   then
     outstanding.

            (c)    Upon  dissolution  of  the  Partnership,   the
Liquidator, as defined below, shall promptly notify the Partners of such dissolution.

          Section XI.3  Liquidation.

          (a) In the event of the dissolution of the Partnership for any reason, the General Partner (or, if the Partnership is dissolved pursuant to Section 11.2(b)(ii), then a liquidating trustee appointed by Holders of not less than 66 2/3% of the aggregate Liquidation Preference of each series of Preferred Securities then outstanding (the General Partner or such Person so appointed is hereinafter referred to as the "Liquidator")) shall commence to wind up the affairs of the Partnership and to liquidate the Partnership's assets; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V. Subject to the provisions of this Article XI, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

           (b) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

           (c) Notwithstanding the foregoing, a Liquidator that is not the General Partner shall not be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator may be compensated by the Limited Partners for its services to the Partnership at normal, customary and competitive rates for its services to the Partnership as reasonably determined by at least 50% of the Limited Partners.

            Section  XI.4   Distribution  in  Liquidation.    The
proceeds of liquidation shall be applied in the following order of priority (and without regard to the provisions of Section
17-804 of the Act):

            (i)   to  creditors  of  the  Partnership,  including
     Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions (including Dividends) to Partners;

           (ii) to the Limited Partners to the extent of and in proportion to the Liquidation Preference of their respective
     Preferred Securities; and

           (iii) to the Partners in proportion to each Partner's positive Capital Account balance.

          Section XI.5 Rights of Limited Partners. Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including returns thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner; provided, however, that nothing in this Section
11.5 shall limit the obligations of Entergy London Investments in its capacity as Guarantor under the Guarantee. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

           Section XI.6 Termination. The Partnership shall terminate when all of the assets of the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 11.4. The Liquidator shall then execute and cause to be filed a certificate of cancellation of the Certificate.


                          ARTICLE XII

                    AMENDMENTS AND MEETINGS

            Section XII.1 Amendments. Except as otherwise provided in this Agreement or by any applicable terms of any Action establishing a series of Preferred Securities, this Agreement may be amended by, and only by, a written instrument executed by the General Partner and may be effected only as permitted by the terms of any Action establishing such series of Preferred Securities.

           Section XII.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to Section 12.1, the General Partner shall cause the Certificate to be amended to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

          Section XII.3  Meetings of Partners.

           (a) Meetings of the Limited Partners who are Holders may be called at any time by the General Partner to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders of all of the outstanding Preferred Securities or of Holders of any particular series of Preferred Securities if directed to do so by Holders of not less than 10% in Liquidation Preference of all the outstanding
Preferred  Securities,  or  of  that  series,  respectively,   as
permitted by this Agreement. Such direction shall be given by delivering to the General Partner a request in writing stating that the signing Limited Partners desire a meeting to be called and indicating the general or specific purpose for which the meeting is to be called.

           (b) Notice of any such meeting shall be given to all Partners not less than seven Business Days nor more than 60 days prior to the date of such meeting. Each such notice shall set forth the date, time and place of the meeting, a description of any matter on which Holders are entitled to vote and instructions for the delivery of proxies or written consents.

           (c) Any required approval of Holders of any Preferred Securities may be given at a meeting of such Holders convened for such purpose or pursuant to written consent. The Partnership will cause a notice of any meeting at which Holders of any Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of such Preferred Securities. Each such notice will include a statement setting forth (x) the date, time and place of such meeting or the date by which such action is to be taken, (y) a description of any matter on which such Holders are entitled to vote or upon which written consent is sought and (z) instructions for the delivery of proxies or written consents. No vote or consent of the Holders of Preferred Securities will be required for the Partnership to redeem and cancel Preferred Securities in accordance with the provisions of this Agreement or the terms of the Action establishing the relevant series of Preferred Securities.

           (d) Each Partner may authorize any Person to act for it by proxy on all matters as to which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

          (e) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

           (f) The General Partner may establish all other reasonable procedures relating to meetings of Partners or the giving of written consents, in addition to those expressly provided, including waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person, by representative or by proxy or any other matter with respect to the exercise of any such right to vote.


                          ARTICLE XIII

                         MISCELLANEOUS

           Section XIII.1 Notices. All notices provided for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to the Partnership and General Partner, telecopied, as follows:

           (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

               Entergy London Capital, L.P.
               c/o Entergy London Investments plc
               639 Loyola Avenue
               New Orleans, Louisiana 70113

               Attention: General Partner
               Telecopy No: (504) 576-4455

           (b) if given to the General Partner, at its mailing address set forth below:

               Entergy London Investments plc
               639 Loyola Avenue
               New Orleans, Louisiana 70113

               Attention: Treasurer
               Telecopy No: (504) 576-4455

           (c) if given to any other Partner, at the address set forth on the books and records of the Partnership.

           Section XIII.2 Power of Attorney. Each Holder does hereby constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in the Partnership consistent with the terms of this Agreement, (b) this Agreement, (c) any duly adopted amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

          The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder's Interest and (b) extend to such Holder's successors, assigns and legal representatives.

           Section XIII.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

           Section XIII.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

           Section  XIII.5   Effect.  Except as herein  otherwise
specifically provided, this Agreement shall be binding  upon  and
inure   to   the   benefit  of  the  parties  and   their   legal
representatives, successors and assigns.

          Section XIII.6 Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter shall include the masculine, feminine and neuter.

           Section XIII.7  Captions.  Captions contained in  this
Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

            Section XIII.8 Partial Enforceability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

           Section XIII.9 Counterparts. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the signers to one of such counterpart signature pages. All of such counterparts signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          Section XIII.10 Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

           Section  XIII.11  Acceptance of Terms of the Guarantee
and the Indenture.

           The receipt and acceptance of a Preferred Security or any interest therein by or on behalf of a Holder or any beneficial owner, without any signature or further manifestation of assent, shall constitute the unconditional agreement by the Holder and all others having a beneficial interest in such Preferred Security to the subordination provisions and other terms of the Guarantee and the Indenture and shall constitute the agreement of the Partnership, such Holder and such others that those terms and provisions shall be binding, operative and effective as between the Partnership and such Holder and such others.

          Section XIII.12  Consent to Jurisdiction.

           (a) The General Partner agrees (i) that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any federal or state court in the State of Delaware, and (ii) to file such consents with such authorities as may be required to irrevocably evidence such agreement.

             (b) The General Partner irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any federal or state court located in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

           Section XIII.13 Waiver of Immunities. To the extent that the General Partner or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Preferred Securities of any series, the General Partner hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consents to such relief and enforcement. Nothing in this Section 13.13 shall be deemed to waive any defense (other than any such immunity) available to the General Partner.

            Section XIII.14 Judgment Currency. The General Partner agrees to indemnify the Holders of the Preferred Securities of any series against any loss incurred by such indemnified party as a result of any judgment or order being given or made for any amount due under this Agreement or the Preferred Securities of any series and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which any such indemnified party is able to purchase United States dollars on the nearest business day after the date of judgment, with the amount of the Judgment Currency actually received by any such indemnified party. If, alternatively, any such indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the General Partner (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent obligation of the General Partner, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                         General Partner:

                         ENTERGY LONDON INVESTMENTS plc


                         By: /s/ Steven C. McNeal
                            Name: Steven C. McNeal
                            Title: Assistant Treasurer


                         INITIAL LIMITED PARTNER:

                         WILLIAM J. REGAN, JR.


                          /s/ William J. Regan, Jr.


                         LIMITED PARTNERS:

                         All Limited Partners now and hereafter
                         admitted as limited partners pursuant to powers of attorney and/or authorizations now or hereafter given in favor of the General Partner

                         By:  Entergy London Investments plc


                         By:   /s/ Steven C. McNeal
                                Name: Steven C. McNeal
                                Title: Assistant Treasurer

                                                          ANNEX A

        [INSERT ANY LEGEND REQUIRED BY CLEARING AGENCY]

      Certificate Number         Number of Preferred Securities

                                                        CUSIP NO.

          Certificate Evidencing Preferred Securities
                               of
                  Entergy London Capital, L.P.

 __% Cumulative Quarterly Income Preferred Securities, Series _
      (liquidation preference $__ per Preferred Security)

           Entergy London Capital, L.P., a limited partnership formed under the laws of the State of Delaware (the
"Partnership"), hereby certifies that _____________ (the "Holder") is the registered owner of _______% Cumulative Quarterly Income Preferred Securities, Series __ (liquidation preference $_____ per Preferred Security) (the "Series __ Preferred Securities") representing limited partner interests in the Partnership. The Series __ Preferred Securities are fully paid and are nonassessable limited partner interests in the Partnership, as to which the Limited Partners in the Partnership who hold the Preferred Securities (the "Holders"), in their capacities as limited partners in the Partnership, will, assuming such Holders do not participate in the control of the business of the Partnership, have no liability solely by reason of being Holders (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it), and [[,subject to any restrictions on transfer required by a Clearing Agency,] , INSERT IF GLOBAL CERTIFICATE], are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, privileges or preference of the Series __ Preferred Securities are set forth in, and this certificate and the Series __ Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Partnership Agreement, dated as of November 19, 1997, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), and the Action of the General Partner (the "Action") taken pursuant thereto authorizing the issuance of the Series __ Preferred Securities and determining the designations, rights, privileges, restrictions, preferences and other terms and provisions regarding Dividends, voting, return of capital and other matters relating to the Series __ Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement or the Action. The Holder is entitled to the benefits of the Guarantee Agreement between
Entergy London Investments plc, a public limited company incorporated under the laws of England and Wales ("Entergy London Investments"), and the Guarantee Trustee dated as of _______ __, ______ (as amended from time to time in accordance with its terms, the "Guarantee") to the extent provided therein. The Partnership will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

          The Holder, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement and the Action and (ii) to the subordination provisions and other terms of the Indenture and the Guarantee. Upon registration of this Certificate in the books and records of the Partnership, the Holder was admitted to the Partnership as a limited partner of the Partnership, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

           Reference is hereby made to the further provisions of the Series ____ Preferred Securities set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, the Partnership has executed this certificate this __ the day of __________.

                              ENTERGY LONDON CAPITAL, L.P.
                              By:  ENTERGY LONDON INVESTMENTS
                                         plc, its General Partner

                              By:___________________________
                                   Name:
                                   Title:

[Countersigned and Registered:

By:[_____________________________]
  Transfer Agent and Registrar

By:_________________________
  Name:
  Title:                  ]*
___________________________

* Only for Preferred Securities in definitive form.

                    [REVERSE OF CERTIFICATE]

[Insert  Terms of Particular Series of Preferred Securities  from
Action with Respect Thereto]

                                                          ANNEX B

            TERMS OF THE 8 5/8% CUMULATIVE QUARTERLY
             INCOME PREFERRED SECURITIES, SERIES A
                OF ENTERGY LONDON CAPITAL, L.P.
      (liquidation preference $25 per Preferred Security)


           I Designation. 12,000,000 Preferred Securities of the Partnership are hereby constituted as a series of Preferred Securities, with a liquidation preference of $25 each (the "Liquidation Preference"), designated as "8 5/8% Cumulative Quarterly Income Preferred Securities, Series A" (hereinafter called the "Series A Preferred Securities"). The Series A Preferred Securities are being issued pursuant to the Amended and Restated Limited Partnership Agreement of Entergy London Capital, L.P., dated as of November 19, 1997 (as amended from time to time in accordance with its terms, the "Limited Partnership Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Limited Partnership Agreement.

            2. Ranking. The limited partner interests represented by the Series A Preferred Securities will have a preference with respect to cash distributions and amounts payable on dissolution, redemption or otherwise over the general partner interests in the Partnership.

           3. Dividends. Holders of the Series A Preferred Securities shall be entitled to receive cumulative distributions out of funds of the Partnership legally available therefor, accumulating from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and
December 31 of each year (each, a "Dividend Payment Date"), commencing December 31, 1997 ("Dividends"). The Dividends payable on each Series A Preferred Security will be fixed at a rate per annum of $2.15625, or 8 5/8% of the initial Liquidation Preference of $25. Dividends that are in arrears for more than one quarter will accumulate additional Dividends thereon at the rate of 8 5/8% per annum thereof compounded quarterly ("Additional Dividends"). The term "Dividends" as used herein includes any Additional Dividends, Additional Amounts (as defined herein) or Additional Interest (as defined in the Indenture). The amount of Dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarter, will be computed on the basis of the actual number of days elapsed in such period.

           If the payment of interest on the Series A Debentures (as defined herein) is deferred pursuant to Section 311 of the Indenture, then Dividends on the Series A Preferred Securities will be deferred for as long as such interest payments are deferred and the rate per annum at which Dividends on the Series A Preferred Securities accumulate shall be increased by an amount such that the aggregate amount of Dividends that accumulate on all Series A Preferred Securities during any such deferral is equal to the aggregate amount of interest (including, to the extent permitted by law, interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly) that accrues while interest is so deferred on the Series A Debentures. The General Partner shall give notice of Entergy London Investments' intention to defer payment of interest on the Series A Debentures to the Holders of the Series A Preferred Securities within five Business Days of the receipt of notice thereof.

           The Partnership will be required to declare and pay in full on each Dividend Payment Date Dividends on the Series A Preferred Securities to the extent that the Partnership has funds legally available for the payment of such Dividends and cash on hand sufficient to make such payments. The Partnership will be prohibited from paying Dividends in any other circumstances.

          Dividends declared on the Series A Preferred Securities will be payable to the Holders thereof as they appear on the books and records of the Partnership at the close of business on the relevant record date, which will be one Business Day prior to the relevant Dividend Payment Date. In the event that any Series A Preferred Securities are not in book-entry form, the relevant record date for such Series A Preferred Securities shall be the date 15 days prior to the relevant Dividend Payment Date. In the event that any Dividend Payment Date is not a Business Day, then payment of the Dividends payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Dividends shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

           Holders of the Series A Preferred Securities will not be entitled to any Dividend or other payment (other than the Redemption Price or the Liquidation Preference), whether payable in cash, property or shares, in excess of full cumulative Dividends.

           4. Series A Debentures. The aggregate proceeds received by the Partnership from the issuance of the Series A Preferred Securities, together with the proceeds of the capital contribution of the General Partner at the time of such issuance, will be used to purchase $303,030,325 aggregate principal amount of the 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, of Entergy London Investments issued pursuant to the Indenture (the "Series A Debentures").

          5.   Redemptions.

          Mandatory Redemption. Upon the redemption, in whole or in part, of the Series A Debentures, the proceeds from such redemption will be applied by the Partnership to redeem a Like Amount (as defined below) of Series A Preferred Securities, upon not less than 30 nor more than 60 days' notice to each Holder of Series A Preferred Securities at its registered address, at a redemption price equal to $25 per Series A Preferred Security, plus accumulated and unpaid Dividends thereon to the date of redemption (the "Redemption Price").

           Optional Redemption of Series A Debentures. Entergy London Investments will have the right to redeem the Series A Debentures on or after November 19, 2002, in whole at any time or in part from time to time, and thereby cause a mandatory redemption of a Like Amount of Series A Preferred Securities at the Redemption Price.

           Entergy London Investments will also have the right to redeem the Series A Debentures in whole (but not in part), if Entergy London Investments has or will become obligated to pay Additional Amounts (as defined in the Officer's Certificate dated November 19, 1997 delivered pursuant to Sections 201 and 301 of the Indenture), and thereby cause a mandatory redemption of the Series A Preferred Securities in whole (but not in part) at the Redemption Price.

           Special Event Redemption or Distribution of Series A Debentures. If a Special Event shall have occurred and be continuing, Entergy London Investments shall have the right to redeem the Series A Debentures at any time and thereby cause a mandatory redemption of the Series A Preferred Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

           Whether or not a Special Event has occurred, the General Partner has the right, at any time, to dissolve and, after satisfaction of liabilities to creditors of the Partnership, if any, as provided by the Act, to cause a Like Amount of Series A Debentures to be distributed to the Holders of the Series A Preferred Securities in liquidation of the Partnership.

            If a Special Event occurs and Entergy London Investments does not elect to redeem the Series A Debentures or to dissolve the Partnership, the Series A Preferred Securities will remain outstanding and, if such Special Event is a Tax Event, Additional Interest will be payable on the Series A Debentures.

          "Like Amount" means (i) with respect to a redemption of any Series A Preferred Securities, Series A Preferred Securities having a Liquidation Preference equal to that portion of the principal amount of Series A Debentures to be contemporaneously redeemed and the proceeds of which will be used to pay the Redemption Price of such Series A Preferred Securities, and (ii) with respect to a distribution of Series A Debentures to Holders of the Series A Preferred Securities in connection with a dissolution of the Partnership, Series A Debentures having a principal amount equal to the Liquidation Preference of the Series A Preferred Securities of the Holder to whom such Series A Debentures are distributed.

            6. Redemption Procedures. Series A Preferred Securities redeemed on each redemption date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Series A Debentures. Redemptions of the Series A Preferred Securities shall be made, and the Redemption Price shall be payable, on each redemption date only to the extent that the Partnership has funds on hand available for the payment of such Redemption Price.

           If the Partnership gives a notice of redemption in respect of the Series A Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Partnership will deposit irrevocably with the Clearing Agency funds sufficient to pay the applicable Redemption Price and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of such Series A Preferred Securities. If the Series A Preferred Securities are no longer in book-entry form, the Partnership, to the extent funds are available therefor, will irrevocably deposit with the paying agent for the Series A Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Series A Preferred Securities. Notwithstanding the foregoing, Dividends payable on or prior to the redemption date for any Series A Preferred Securities called for redemption shall be payable to the Holders of such Series A Preferred Securities as of the relevant record dates for the related Dividend Payment Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Holders of such Series A Preferred Securities so called for redemption will cease, except the right of the Holders of such Series A Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Series A Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the redemption date. In the event that payment of the Redemption Price in respect of Series A Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Partnership or by Entergy London Investments pursuant to the Guarantee, Dividends on the Series A Preferred Securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Partnership for such Series A Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

            Subject to applicable law (including, without limitation, Rule 14e-1 under the Exchange Act and any other applicable United States federal securities law), Entergy London Investments or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or by private agreement.

           Payment of the Redemption Price on the Series A Preferred Securities and any distribution of Series A Debentures to Holders of Series A Preferred Securities shall be made to the holders of record as they appear on the books and records of the Partnership as of the relevant record date, which, as long as the Series A Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the Series A Preferred Securities are not in book-entry form, the relevant record date for the Series A Preferred Securities shall be the date 15 days prior to the redemption date or liquidation date, as applicable.

           If less than all of the Series A Preferred Securities are to be redeemed on a redemption date, the particular Series A Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the General Partner from the outstanding Series A Preferred Securities not previously called for redemption, by lot or by such method as the General Partner shall deem fair and appropriate, which shall provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Preference of Series A Preferred Securities of a denomination larger than $25. The General Partner shall promptly notify the transfer agent and registrar in writing of the Series A Preferred Securities selected for redemption and, in the case of any Series A Preferred Securities selected for partial redemption, the aggregate Liquidation Preference thereof to be redeemed.

           7. Liquidation Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership (other than a dissolution that results in a Like Amount of Debentures being distributed to the Holders of the Series A Preferred Securities), the Holders of the Series A Preferred Securities at the time outstanding will be entitled to receive the Liquidation Preference of the Series A Preferred Securities plus all accumulated and unpaid Dividends to the date of payment (the "Liquidation Distribution") out of the assets of the Partnership legally available for distribution to Partners, after satisfaction of liabilities to creditors as required by the Revised Uniform Limited Partnership Act of the State of Delaware (Title 6, Chapter 17 of the Delaware Code) (the "Delaware Act"), prior to any distribution of assets by the Partnership to the General Partner. If such Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Partnership on the Series A Preferred Securities shall be paid on a pro rata basis in proportion to the full Liquidation Distribution for which the Series A Preferred Securities would be entitled.

           If, upon any liquidation of the Partnership, the Holders of Series A Preferred Securities are paid in full the aggregate Liquidation Distribution to which they are entitled, then such Holders will not be entitled to receive or share in any other assets of the Partnership then or thereafter available for distribution to any other holders of partnership interests in the Partnership.

           8. Voting Rights. The Limited Partnership Agreement may be amended from time to time by the General Partner, without the consent of the Holders of the Series A Preferred Securities
(i)   to  cure  any  ambiguity,  to  correct  or  supplement  any provisions in the Limited Partnership Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Limited Partnership Agreement, that shall not be inconsistent with the other provisions of the Limited Partnership Agreement, or (ii) to modify, eliminate or add to any provisions of the Limited Partnership Agreement to such extent as shall be necessary to ensure that the Partnership will be classified for United States federal income tax purposes as a partnership or a grantor trust at all times that any Series A Preferred Securities are outstanding or to ensure that the Partnership will not be required to register as an "investment company" under the Investment Company Act, provided, however, that except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder of Series A Preferred Securities, and, in the case of clause (i), any such amendments of the Limited Partnership Agreement shall become effective when notice thereof is given to the Holders of Series A Preferred Securities. The Limited Partnership Agreement may be amended by the General Partner with the consent of Holders of a Majority in Liquidation Preference of the outstanding Series A Preferred Securities and upon receipt by the General Partner of an opinion from independent counsel experienced in such matters to the effect that such amendment of the exercise of any power granted to the General Partner in accordance with such amendment will not affect the Partnership's status as a partnership for United States federal income tax purposes or the Partnership's exemption from the status as an "investment company" under the Investment Company Act, provided that without the consent of each Holder of the Preferred Securities, the Limited Partnership Agreement may not be amended to change the amount or timing of any Dividend on the Series A Preferred Securities or otherwise adversely affect the amount of any Dividend required to be made in respect of the Series A Preferred Securities as of a specified date or restrict the right of Holders of the Series A Preferred Securities to institute suit for the enforcement of any such payment on or after such date as described below.

           So long as any Series A Debentures are held by or for the benefit of the Partnership, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Series A Debentures, (ii) waive any past default that is waiveable under Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Preference of all outstanding Series A Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Series A Debentures affected thereby, no such consent shall be given by the General Partner without the prior written consent of each Holder of the Series A Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Series A Preferred Securities except by subsequent vote of not less than 66 2/3% in Liquidation Preference of the Holders of the Series A Preferred Securities. The General Partner shall notify all Holders of Series A Preferred Securities of any notice of default with respect to the Series A Debentures. In addition to obtaining the foregoing approvals of the Holders of the Series A Preferred Securities, prior to taking any of the foregoing actions, the General Partner shall obtain an opinion from independent counsel experienced in such matters to the effect that the Partnership will be classified as a partnership or grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

            If   the   General  Partner  fails  to  enforce   the
Partnership's  rights  under  the  Series  A  Debentures  or  the
Indenture, a Holder of Series A Preferred Securities may institute a legal proceeding directly against Entergy London Investments to enforce the Partnership's rights with respect to the Series A Debentures or the Indenture, to the fullest extent permitted by law, without first instituting any legal proceeding against the General Partner or any other Person. Notwithstanding the foregoing, a Holder of Series A Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of principal of or interest on the Series A Debentures having a principal amount equal to the Liquidation Preference of the Series A Preferred Securities of such Holder on or after the due dates specified in the Series A Debentures.

           Any required approval of Holders of Series A Preferred Securities may be given at a meeting of Holders of Series A Preferred Securities convened for such purpose or pursuant to written consent. The General Partner will cause a notice of any meeting at which Holders of Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of record of Series A Preferred Securities in the manner set forth in the Limited Partnership Agreement.

          No vote or consent of the Holders of Series A Preferred
Securities will be required for the Partnership to redeem and cancel the Series A Preferred Securities in accordance with the Limited Partnership Agreement.

           Notwithstanding that Holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities that are owned by Entergy London Investments, or any Affiliate of Entergy London Investments, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

           9. Clearing Agency. The Depository Trust Company will act as the initial Clearing Agency for the Series A
Preferred Securities.

           10.   Registrar and Transfer Agent.  The Bank  of  New
York will act as the initial registrar and initial transfer agent for the Series A Preferred Securities.

           11.  Guarantee.   It shall be a condition precedent to
the  issuance  of the Series A Preferred Securities that  Entergy
London Investments execute and deliver the Guarantee.

           12. Form of Security. The Preferred Certificates in respect of the Series A Preferred Securities shall be in the form set forth as Exhibit I to this Annex B.

           13. Payment and Paying Agency. Payments in respect of Series A Preferred Securities held by the Clearing Agency or its nominee shall be made to the Clearing Agency by the Partnership pursuant to the Clearing Agency's procedures. If any Series A Preferred Securities are not held by the Clearing Agency or its nominee, such payments shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the books and records of the Partnership. The paying agent shall initially be The Bank of New York.

                                                        EXHIBIT I

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.


      Certificate Number         Number of Preferred Securities



                                               CUSIP NO.

          Certificate Evidencing Preferred Securities
                               of
                  Entergy London Capital, L.P.
8 5/8% Cumulative Quarterly Income Preferred Securities, Series A
      (liquidation preference $25 per Preferred Security)

Entergy London Capital, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that __________ (the "Holder") is the registered owner of _________ 8 5/8% Cumulative Quarterly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Security) (the "Securities") representing limited partner interests in the Partnership. The Securities are fully paid and are nonassessable limited partner interests the Partnership, as to which the Limited Partners in the Partnership who hold the Securities (the "Holders"), in their capacities as limited partners in the Partnership, will, assuming such Holders do not participate in the control of the business of the Partnership, have no liability solely by reason of being Holders (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it), and, subject to any restrictions of transfer required by any Clearing Agency, are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, privileges or preference of the Securities are set forth in, and this certificate and the Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended Restated Limited Partnership Agreement of the Partnership, dated as of November 19, 1997, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), and the Action of the General Partner (the "Action") taken pursuant thereto authorizing the issuance of the Securities and determining the designations, rights, privileges, restrictions, preferences and other terms and provisions regarding Dividends, voting, return of capital and other matters relating to the Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement or the Action. The Holder is entitled to the benefits of the Guarantee Agreement between Entergy London Investments plc, a public limited company incorporated under the laws of England and Wales ("Entergy London Investments"), and the Guarantee Trustee, dated as of November 19, 1997 (as amended from time to time in accordance with its terms, the "Guarantee") to the extent provided therein. The Partnership will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

          The Holder, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement and the Action and (ii) to the subordination provisions and other terms of the Indenture and the Guarantee. Upon registration of this Certificate in the books and records of the Partnership, the Holder was admitted to the Partnership as a Limited Partner, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

           Reference is hereby made to the further provisions of the Securities set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its duly authorized General
Partner, this ____ day of __________ 1997.

                              ENTERGY LONDON CAPITAL, L.P.

                              By: ENTERGY LONDON INVESTMENTS
                                        plc, its General Partner



                              By:______________________________
                              Name: [                     ]
                              Title: [                    ]

                    [REVERSE OF CERTIFICATE]


Ranking. The limited partner interests represented by the Securities will have a preference with respect to cash distributions and amounts payable on dissolution, redemption or otherwise over the general partner interests in the Partnership.

Dividends.   Holders  shall  be entitled  to  receive  cumulative
dividends  out  of  funds  of the Partnership  legally  available
therefor,  accumulating  from  November  19,  1997  and   payable
quarterly  in  arrears  on March 31, June 30,  September  30  and
December  31  of  each  year (each, a "Dividend  Payment  Date"),
commencing  December  31,  1997  ("Dividends").   The   Dividends
payable on each Security will be fixed at a rate per annum of $2.15625 or 8 5/8% of the initial Liquidation Preference of $25. Dividends that are in arrears for more than one quarter will accumulate additional Dividends thereon at the rate of 8 5/8% per annum thereof compounded quarterly ("Additional Dividends"). The
term   "Dividends"  as  used  herein  includes   any   Additional
Dividends,   Additional Amounts (as defined herein) or Additional
Interest (as defined in the Indenture). The amount of Dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarter, will be computed on the basis of the actual number of days elapsed in such period.

    If the payment of interest on the Series A Debentures (as defined herein) is deferred pursuant to Section 311 of the Indenture, then Dividends on the Securities will be deferred for as long as such interest payments are deferred and the rate per annum at which Dividends on the Securities accumulate shall be increased by an amount such that the aggregate amount of Dividends that accumulate on all Securities during any such deferral is equal to the aggregate amount of interest (including, to the extent permitted by law, interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly) that accrues while interest is so deferred on the Series A Debentures. The General Partner shall give notice of Entergy London Investments' intention to defer payment of interest on the Series A Debentures to the Holders of the Securities within five Business Days of the receipt of notice thereof.

   The Partnership will be required to declare and pay in full on each Dividend Payment Date Dividends on the Securities to the extent that the Partnership has funds legally available for the payment of such Dividends and cash on hand sufficient to make such payments. The Partnership will be prohibited from paying Dividends in any other circumstances.

    Dividends declared on the Securities will be payable  to  the
Holders thereof as they appear on the books and records of the Partnership at the close of business on the relevant record date, which will be one Business Day prior to the relevant Dividend Payment Date. In the event that any Series A Preferred Securities are not in book-entry form, the relevant record date for such Series A Preferred Securities shall be the date 15 days prior to the relevant Dividend Payment Date. In the event that any Dividend Payment Date is not a Business Day, then payment of the Dividends payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Dividends shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. If such Business Day is in the next succeeding calendar year, however, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

    Holders will not be entitled to any Dividend or other payment
(other than the Redemption Price or the Liquidation Preference), whether payable in cash, property or shares, in excess of full cumulative Dividends.

Series A Debentures. The aggregate proceeds received by the Partnership from the issuance of the Series A Preferred
Securities, together with the proceeds of the capital contribution of the General Partner at the time of such issuance, will be used to purchase $303,030,325 aggregate principal amount of the 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, of Entergy London Investments issued pursuant to the Indenture (the "Series A Debentures").

Redemptions.

    Mandatory Redemption. Upon the redemption, in whole or in part, of the Series A Debentures, the proceeds from such redemption will be applied by the Partnership to redeem a Like Amount (as defined below) of Securities, upon not less than 30 nor more than 60 days' notice to each Holder of Securities at its registered address, at a redemption price equal to $25 per Security, plus accumulation and unpaid Dividends thereon to the date of redemption (the "Redemption Price").

    Optional Redemption of Series A Debentures. Entergy London Investments will have the right to redeem the Series A Debentures on or after November 19, 2002, in whole at any time or in part from time to time, and thereby cause a mandatory redemption of a Like Amount of Securities at the Redemption Price.

    Entergy London Investments will also have the right to redeem the Series A Debentures in whole (but not in part), if Entergy London Investments has or will become obligated to pay Additional Amounts (as defined in the Officer's Certificate dated November 19, 1997 delivered pursuant to Sections 201 and 301 of the Indenture), and thereby cause a mandatory redemption of the Securities in whole (but not in part) at the Redemption Price.

     Special  Event  Redemption  or  Distribution  of  Series   A
Debentures. If a Special Event shall have occurred and be continuing, Entergy London Investments shall have the right to redeem the Series A Debentures at any time in whole (but not in part) and thereby cause a mandatory redemption of the Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

    Whether or not a Special Event has occurred, the General Partner has the right, at any time, to dissolve and, after satisfaction of liabilities to creditors of the Partnership, if any, as provided by the Act, to cause a Like Amount of Series A Debentures to be distributed to the Holders in liquidation of the Partnership.

    If a Special Event occurs and Entergy London Investments does not elect to redeem the Series A Debentures or to dissolve the Partnership, the Securities will remain outstanding and, if such Special Event is a Tax Event, Additional Interest will be payable on the Series A Debentures.

    "Like Amount" means (i) with respect to a redemption of any Securities, Securities having a Liquidation Preference equal to that portion of the principal amount of Series A Debentures to be contemporaneously redeemed and the proceeds of which will be used to pay the Redemption Price of such Securities, and (ii) with respect to a distribution of Series A Debentures to Holders in connection with a dissolution of the Partnership, Series A Debentures having a principal amount equal to the Liquidation Preference of the Securities of the Holder to whom such Series A Debentures are distributed.

Redemption Procedures. Securities redeemed on each redemption date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Series A Debentures. Redemptions of the Securities shall be made, and the Redemption Price shall be payable, on each redemption date only to the extent that the Partnership has funds on hand available for the payment of such Redemption Price.

    If the Partnership gives a notice of redemption in respect of the Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the
Partnership will deposit irrevocably with the Clearing Agency funds sufficient to pay the applicable Redemption Price and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of such Securities. If the Securities are no longer in book-entry form, the Partnership, to the extent funds are available therefor, will irrevocably deposit with the paying agent for the Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Securities. Notwithstanding the foregoing, Dividends payable on or prior to the redemption date for any Securities called for redemption shall be payable to the Holders of such Securities as of the relevant record dates for the related Dividend Payment Date. If notice or redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be outstanding. In the event that any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the redemption date. In the event that payment of the Redemption Price in respect of Securities called for redemption is improperly withheld or refused and not paid either by the Partnership or by Entergy London Investments pursuant to the Guarantee, Dividends on the Securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Partnership for such Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

   Subject to applicable law (including, without limitation, Rule 14e-1 under the Exchange Act and any other applicable United States federal securities law), Entergy London Investments or its subsidiaries may at any time and from time to time purchase outstanding Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Securities and any distribution of Series A Debentures to Holders of Securities shall be made to the holders of record as they appear on the books and records of the Partnership as of the relevant record date, which, as long as the Securities remain in book-entry form, will be one Business Day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the Securities are not in book-entry form, the relevant record date for the Securities shall be the date 15 days prior to the redemption date or liquidation date, as applicable.

    If less than all of the Securities are to be redeemed on a redemption date, the particular Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the General Partner from the outstanding Securities not previously called for redemption, by lot or by such method as the General Partner shall deem fair and appropriate, which shall provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Preference of Securities of a denomination larger than $25. The General Partner shall promptly notify the transfer agent and registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the aggregate Liquidation Preference thereof to be redeemed.

Liquidation Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership (other than a dissolution that results in a Like Amount of Debentures being distributed to the Holders of the Series A Preferred Securities), the Holders of the Series A Preferred Securities at the time outstanding will be entitled to receive the Liquidation Preference of the Series A Preferred Securities plus all accumulated and unpaid Dividends to the date of payment (the "Liquidation Distribution") out of the assets of the Partnership legally available for distribution to Partners, after satisfaction of liabilities to creditors as required by the Delaware Act, prior to any distribution of assets by the
Partnership to the General Partner. If such Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Partnership on the Series A Preferred Securities shall be paid on a pro rata basis in proportion to the full Liquidation Distribution for which the Series A Preferred Securities would be entitled.

    If, upon any liquidation of the Partnership, the Holders are paid in full the aggregate Liquidation Distribution to which they are entitled, then such Holders will not be entitled to receive or share in any other assets of the Partnership then or thereafter available for distribution to any other holders of partnership interests in the Partnership.

Voting Rights. The Limited Partnership Agreement may be amended from time to time by the General Partner, without the consent of the Holders (i) to cure any ambiguity, to correct or supplement any provisions in the Limited Partnership Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Limited Partnership Agreement, that shall not be inconsistent with the other provisions of the Limited Partnership Agreement, or (ii) to modify, eliminate or add to any provisions of the Limited Partnership Agreement to such extent as shall be necessary to ensure that the Partnership will be classified for United States federal income tax purposes as a partnership or a grantor trust at all times that any Securities are outstanding or to ensure that the Partnership will not be required to register as an "investment company" under the Investment Company Act, provided, however, that except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securities, and, in the case of clause (i), any such amendments of the Limited Partnership Agreement shall become effective when notice thereof is given to the Holders. The Limited Partnership Agreement may be amended by the General Partner with the consent of Holders of a Majority in Liquidation Preference of the outstanding Securities and upon receipt by the General Partner of an opinion from independent counsel experienced in such matters to the effect that such amendment of the exercise of any power granted to the General Partner in accordance with such amendment will not affect the Partnership's status as a partnership for United States federal income tax purposes or the Partnership's exemption from the status as an "investment company" under the Investment Company Act, provided that without the consent of each Holder of the Securities, the Limited Partnership Agreement may not be amended to change the amount or timing of any Dividend on the Securities or otherwise adversely affect the amount of any Dividend required to be made in respect of the Securities as of a specified date or restrict the right of Holders to institute suit for the enforcement of any such payment on or after such date as described below.

    So  long  as any Series A Debentures are held by or  for  the benefit of the Partnership, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Series A Debentures, (ii) waive any past default that is waiveable under Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Preference of all outstanding Series A Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Series A Debentures affected thereby, no such consent shall be given by the General Partner without the prior written consent of each Holder of the Series A Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Series A Preferred Securities except by subsequent vote of not less than 66 2/3% in Liquidation Preference of the Holders of the Series A Preferred Securities. The General Partner shall notify all Holders of Series A Preferred Securities of any notice of default with respect to the Series A Debentures. In addition to obtaining the foregoing approvals of the Holders of the Series A Preferred Securities, prior to taking any of the foregoing actions, the General Partner shall obtain an opinion from independent counsel experienced in such matters to the effect that the Partnership will be classified as a partnership or grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    If the General Partner fails to enforce the Partnership's rights under the Series A Debentures or the Indenture, a Holder of Series A Preferred Securities may institute a legal proceeding directly against Entergy London Investments to enforce the Partnership's rights with respect to the Series A Debentures or the Indenture, to the fullest extent permitted by law, without first instituting any legal proceeding against the General Partner or any other Person. Notwithstanding the foregoing, a Holder of Series A Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of principal of or interest on the Series A Debentures having a principal amount equal to the Liquidation Preference of the Series A Preferred Securities of such Holder on or after the due dates specified in the Series A Debentures.

    Any required approval of Holders may be given at a meeting of Holders convened for such purpose or pursuant to written consent. The General Partner will cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of record of Securities in the manner set forth in the Limited Partnership Agreement.

    No vote or consent of the Holders will be required for the Partnership to redeem and cancel the Securities in accordance with the Limited Partnership Agreement.

    Notwithstanding that Holders are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned by Entergy London Investments, or any Affiliate of Entergy London Investments, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency. Payments in respect of Series A Preferred Securities held by the Clearing Agency or its nominee shall be made to the Clearing Agency by the Partnership pursuant to the Clearing Agency's procedures. If any Series A Preferred Securities are not held by the Clearing Agency or its nominee, such payments shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the books and records of the Partnership. The paying agent shall initially be The Bank of New York.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.


      Certificate Number         Number of Preferred Securities
              R-1                           8,000,000


                                              CUSIP NO. 29364K203

        Certificate Evidencing Preferred Securities
                               of
                  Entergy London Capital, L.P.
8 5/8% Cumulative Quarterly Income Preferred Securities, Series A
      (liquidation preference $25 per Preferred Security)

Entergy London Capital, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of EIGHT MILLION (8,000,000) 8 5/8% Cumulative Quarterly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Security) (the "Securities") representing limited partner interests in the Partnership. The Securities are fully paid and are nonassessable limited partner interests the Partnership, as to which the Limited Partners in the Partnership who hold the Securities (the "Holders"), in their capacities as limited partners in the Partnership, will, assuming such Holders do not participate in the control of the business of the Partnership, have no liability solely by reason of being Holders (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it), and, subject to any restrictions of transfer required by any Clearing Agency, are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, privileges or preference of the Securities are set forth in, and this certificate and the Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended Restated Limited Partnership Agreement of the Partnership, dated as of November 19, 1997, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), and the Action of the General Partner (the "Action") taken pursuant thereto authorizing the issuance of the Securities and determining the designations, rights, privileges, restrictions, preferences and other terms and provisions regarding Dividends, voting, return of capital and other matters relating to the Securities.
Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement or the Action. The Holder is entitled to the benefits of the Guarantee Agreement between Entergy London Investments plc, a public limited company incorporated under the laws of England and Wales ("Entergy London Investments"), and the Guarantee Trustee, dated as of November 19, 1997 (as amended from time to time in accordance with its terms, the "Guarantee") to the extent provided therein. The Partnership will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

          The Holder, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement and the Action and (ii) to the subordination provisions and other terms of the Indenture and the Guarantee. Upon registration of this Certificate in the books and records of the Partnership, the Holder was admitted to the Partnership as a Limited Partner, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

          Reference is hereby made to the further provisions of the Securities set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its duly authorized General
Partner, this 19th day of November 1997.

                              ENTERGY LONDON CAPITAL, L.P.

                              By: ENTERGY LONDON INVESTMENTS
                                        plc, its General Partner


                                   By: /s/ William J. Regan, Jr.
                                      Name: William J. Regan, Jr.
                                       Title: Treasurer

                    [REVERSE OF CERTIFICATE]


Ranking. The limited partner interests represented by the Securities will have a preference with respect to cash distributions and amounts payable on dissolution, redemption or otherwise over the general partner interests in the Partnership.

Dividends. Holders shall be entitled to receive cumulative dividends out of funds of the Partnership legally available therefor, accumulating from November 19, 1997 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing December 31, 1997 ("Dividends"). The Dividends payable on each Security will be fixed at a rate per annum of $2.15625 or 8 5/8% of the initial Liquidation Preference of $25. Dividends that are in arrears for more than one quarter will accumulate additional Dividends thereon at the rate of 8 5/8% per annum thereof compounded quarterly ("Additional Dividends"). The term "Dividends" as used herein includes any Additional
Dividends, Additional Amounts (as defined herein) or Additional Interest (as defined in the Indenture). The amount of Dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarter, will be computed on the basis of the actual number of days elapsed in such period.

   If the payment of interest on the Series A Debentures (as defined herein) is deferred pursuant to Section 311 of the Indenture, then Dividends on the Securities will be deferred for as long as such interest payments are deferred and the rate per annum at which Dividends on the Securities accumulate shall be increased by an amount such that the aggregate amount of Dividends that accumulate on all Securities during any such deferral is equal to the aggregate amount of interest (including, to the extent permitted by law, interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly) that accrues while interest is so deferred on the Series A Debentures. The General Partner shall give notice of Entergy London Investments' intention to defer payment of interest on the Series A Debentures to the Holders of the Securities within five Business Days of the receipt of notice thereof.

   The Partnership will be required to declare and pay in full on each Dividend Payment Date Dividends on the Securities to the extent that the Partnership has funds legally available for the payment of such Dividends and cash on hand sufficient to make such payments. The Partnership will be prohibited from paying Dividends in any other circumstances.

   Dividends declared on the Securities will be payable to the Holders thereof as they appear on the books and records of the Partnership at the close of business on the relevant record date, which will be one Business Day prior to the relevant Dividend Payment Date. In the event that any Series A Preferred Securities are not in book-entry form, the relevant record date for such Series A Preferred Securities shall be the date 15 days prior to the relevant Dividend Payment Date. In the event that any Dividend Payment Date is not a Business Day, then payment of the Dividends payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Dividends shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. If such Business Day is in the next succeeding calendar year, however, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

   Holders will not be entitled to any Dividend or other payment
(other than the Redemption Price or the Liquidation Preference), whether payable in cash, property or shares, in excess of full cumulative Dividends.

Series A Debentures. The aggregate proceeds received by the Partnership from the issuance of the Series A Preferred Securities, together with the proceeds of the capital contribution of the General Partner at the time of such issuance, will be used to purchase $202,020,225 aggregate principal amount of the 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, of Entergy London Investments issued pursuant to the Indenture (the "Series A Debentures").

Redemptions.

   Mandatory Redemption. Upon the redemption, in whole or in part, of the Series A Debentures, the proceeds from such redemption will be applied by the Partnership to redeem a Like Amount (as defined below) of Securities, upon not less than 30 nor more than 60 days' notice to each Holder of Securities at its registered address, at a redemption price equal to $25 per Security, plus accumulation and unpaid Dividends thereon to the date of redemption (the "Redemption Price").

   Optional Redemption of Series A Debentures. Entergy London Investments will have the right to redeem the Series A Debentures on or after November 19, 2002, in whole at any time or in part from time to time, and thereby cause a mandatory redemption of a Like Amount of Securities at the Redemption Price.

   Entergy London Investments will also have the right to redeem the Series A Debentures in whole (but not in part), if Entergy London Investments has or will become obligated to pay Additional Amounts (as defined in the Officer's Certificate dated November 19, 1997 delivered pursuant to Sections 201 and 301 of the Indenture), and thereby cause a mandatory redemption of the Securities in whole (but not in part) at the Redemption Price.

   Special Event Redemption or Distribution of Series A Debentures. If a Special Event shall have occurred and be continuing, Entergy London Investments shall have the right to redeem the Series A Debentures at any time in whole (but not in part) and thereby cause a mandatory redemption of the Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

   Whether or not a Special Event has occurred, the General Partner has the right, at any time, to dissolve and, after satisfaction of liabilities to creditors of the Partnership, if any, as provided by the Act, to cause a Like Amount of Series A Debentures to be distributed to the Holders in liquidation of the Partnership.

   If a Special Event occurs and Entergy London Investments does not elect to redeem the Series A Debentures or to dissolve the Partnership, the Securities will remain outstanding and, if such Special Event is a Tax Event, Additional Interest will be payable on the Series A Debentures.

   "Like Amount" means (i) with respect to a redemption of any Securities, Securities having a Liquidation Preference equal to that portion of the principal amount of Series A Debentures to be contemporaneously redeemed and the proceeds of which will be used to pay the Redemption Price of such Securities, and (ii) with respect to a distribution of Series A Debentures to Holders in connection with a dissolution of the Partnership, Series A Debentures having a principal amount equal to the Liquidation Preference of the Securities of the Holder to whom such Series A Debentures are distributed.

Redemption Procedures. Securities redeemed on each redemption date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Series A Debentures. Redemptions of the Securities shall be made, and the Redemption Price shall be payable, on each redemption date only to the extent that the Partnership has funds on hand available for the payment of such Redemption Price.

   If the Partnership gives a notice of redemption in respect of the Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Partnership will deposit irrevocably with the Clearing Agency funds sufficient to pay the applicable Redemption Price and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of such Securities.
If the Securities are no longer in book-entry form, the Partnership, to the extent funds are available therefor, will irrevocably deposit with the paying agent for the Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Securities. Notwithstanding the foregoing, Dividends payable on or prior to the redemption date for any Securities called for redemption shall be payable to the Holders of such Securities as of the relevant record dates for the related Dividend Payment Date. If notice or redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be outstanding. In the event that any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the redemption date. In the event that payment of the Redemption Price in respect of Securities called for redemption is improperly withheld or refused and not paid either by the Partnership or by Entergy London Investments pursuant to the Guarantee, Dividends on the Securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Partnership for such Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

   Subject to applicable law (including, without limitation, Rule 14e-1 under the Exchange Act and any other applicable United States federal securities law), Entergy London Investments or its subsidiaries may at any time and from time to time purchase outstanding Securities by tender, in the open market or by private agreement.

   Payment of the Redemption Price on the Securities and any distribution of Series A Debentures to Holders of Securities shall be made to the holders of record as they appear on the books and records of the Partnership as of the relevant record date, which, as long as the Securities remain in book-entry form, will be one Business Day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the Securities are not in book-entry form, the relevant record date for the Securities shall be the date 15 days prior to the redemption date or liquidation date, as applicable.

   If less than all of the Securities are to be redeemed on a redemption date, the particular Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the General Partner from the outstanding Securities not previously called for redemption, by lot or by such method as the General Partner shall deem fair and appropriate, which shall provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Preference of Securities of a denomination larger than $25. The General Partner shall promptly notify the transfer agent and registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the aggregate Liquidation Preference thereof to be redeemed.

Liquidation Distribution.     In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the Partnership (other than a dissolution that results in a Like Amount of Debentures being distributed to the Holders of the Series A Preferred Securities), the Holders of the Series A Preferred Securities at the time outstanding will be entitled to receive the Liquidation Preference of the Series A Preferred Securities plus all accumulated and unpaid Dividends to the date of payment (the "Liquidation Distribution") out of the assets of the Partnership legally available for distribution to Partners, after satisfaction of liabilities to creditors as required by the Delaware Act, prior to any distribution of assets by the Partnership to the General Partner. If such Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Partnership on the Series A Preferred Securities shall be paid on a pro rata basis in proportion to the full Liquidation Distribution for which the Series A Preferred Securities would be entitled.

   If, upon any liquidation of the Partnership, the Holders are paid in full the aggregate Liquidation Distribution to which they are entitled, then such Holders will not be entitled to receive or share in any other assets of the Partnership then or thereafter available for distribution to any other holders of partnership interests in the Partnership.

Voting Rights. The Limited Partnership Agreement may be amended from time to time by the General Partner, without the consent of the Holders (i) to cure any ambiguity, to correct or supplement any provisions in the Limited Partnership Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Limited Partnership Agreement, that shall not be inconsistent with the other provisions of the Limited Partnership Agreement, or (ii) to modify, eliminate or add to any provisions of the Limited Partnership Agreement to such extent as shall be necessary to ensure that the Partnership will be classified for United States federal income tax purposes as a partnership or a grantor trust at all times that any Securities are outstanding or to ensure that the Partnership will not be required to register as an "investment company" under the Investment Company Act, provided, however, that except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securities, and, in the case of clause (i), any such amendments of the Limited Partnership Agreement shall become effective when notice thereof is given to the Holders. The Limited Partnership Agreement may be amended by the General Partner with the consent of Holders of a Majority in Liquidation Preference of the outstanding Securities and upon receipt by the General Partner of an opinion from independent counsel experienced in such matters to the effect that such amendment of the exercise of any power granted to the General Partner in accordance with such amendment will not affect the Partnership's status as a partnership for United States federal income tax purposes or the Partnership's exemption from the status as an "investment company" under the Investment Company Act, provided that without the consent of each Holder of the Securities, the Limited Partnership Agreement may not be amended to change the amount or timing of any Dividend on the Securities or otherwise adversely affect the amount of any Dividend required to be made in respect of the Securities as of a specified date or restrict the right of Holders to institute suit for the enforcement of any such payment on or after such date as described below.

   So long as any Series A Debentures are held by or for the benefit of the Partnership, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Series A Debentures, (ii) waive any past default that is waiveable under Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Preference of all outstanding Series A Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Series A Debentures affected thereby, no such consent shall be given by the General Partner without the prior written consent of each Holder of the Series A Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Series A Preferred Securities except by subsequent vote of not less than 66 2/3% in Liquidation Preference of the Holders of the Series A Preferred Securities. The General Partner shall notify all Holders of Series A Preferred Securities of any notice of default with respect to the Series A Debentures. In addition to obtaining the foregoing approvals of the Holders of the Series A Preferred Securities, prior to taking any of the foregoing actions, the General Partner shall obtain an opinion from independent counsel experienced in such matters to the effect that the Partnership will be classified as a partnership or grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

   If the General Partner fails to enforce the Partnership's rights under the Series A Debentures or the Indenture, a Holder of Series A Preferred Securities may institute a legal proceeding directly against Entergy London Investments to enforce the Partnership's rights with respect to the Series A Debentures or the Indenture, to the fullest extent permitted by law, without first instituting any legal proceeding against the General Partner or any other Person. Notwithstanding the foregoing, a Holder of Series A Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of principal of or interest on the Series A Debentures having a principal amount equal to the Liquidation Preference of the Series A Preferred Securities of such Holder on or after the due dates specified in the Series A Debentures.

   Any required approval of Holders may be given at a meeting of Holders convened for such purpose or pursuant to written consent. The General Partner will cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of record of Securities in the manner set forth in the Limited Partnership Agreement.

   No vote or consent of the Holders will be required for the Partnership to redeem and cancel the Securities in accordance with the Limited Partnership Agreement.

   Notwithstanding that Holders are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned by Entergy London Investments, or any Affiliate of Entergy London Investments, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency. Payments in respect of Series A Preferred Securities held by the Clearing Agency or its nominee shall be made to the Clearing Agency by the Partnership pursuant to the Clearing Agency's procedures. If any Series A Preferred Securities are not held by the Clearing Agency or its nominee, such payments shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the books and records of the Partnership. The paying agent shall initially be The Bank of New York.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.


      Certificate Number         Number of Preferred Securities
              R-2                           4,000,000


                                              CUSIP NO. 29364K203

          Certificate Evidencing Preferred Securities
                               of
                  Entergy London Capital, L.P.
8 5/8% Cumulative Quarterly Income Preferred Securities, Series A
      (liquidation preference $25 per Preferred Security)

Entergy London Capital, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of FOUR MILLION (4,000,000) 8 5/8% Cumulative Quarterly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Security) (the "Securities") representing limited partner interests in the Partnership. The Securities are fully paid and are nonassessable limited partner interests the Partnership, as to which the Limited Partners in the Partnership who hold the Securities (the "Holders"), in their capacities as limited partners in the Partnership, will, assuming such Holders do not participate in the control of the business of the Partnership, have no liability solely by reason of being Holders (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it), and, subject to any restrictions of transfer required by any Clearing Agency, are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, privileges or preference of the Securities are set forth in, and this certificate and the Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended Restated Limited Partnership Agreement of the Partnership, dated as of November 19, 1997, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), and the Action of the General Partner (the "Action") taken pursuant thereto authorizing the issuance of the Securities and determining the designations, rights, privileges, restrictions, preferences and other terms and provisions regarding Dividends, voting, return of capital and other matters relating to the Securities.
Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement or the Action. The Holder is entitled to the benefits of the Guarantee Agreement between Entergy London Investments plc, a public limited company incorporated under the laws of England and Wales ("Entergy London Investments"), and the Guarantee Trustee, dated as of November 19, 1997 (as amended from time to time in accordance with its terms, the "Guarantee") to the extent provided therein. The Partnership will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

    The Holder, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement and the Action and (ii) to the subordination provisions and other terms of the Indenture and the Guarantee. Upon registration of this Certificate in the books and records of the Partnership, the Holder was admitted to the Partnership as a Limited Partner, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

    Reference is hereby made to the further provisions of the Securities set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its duly authorized General Partner, this 19th day of November 1997.

                              ENTERGY LONDON CAPITAL, L.P.

                              By: ENTERGY LONDON INVESTMENTS
                                        plc, its General Partner


                                   By: /s/ William J. Regan, Jr.
                                      Name: William J. Regan, Jr.
                                       Title: Treasurer

                    [REVERSE OF CERTIFICATE]


Ranking. The limited partner interests represented by the Securities will have a preference with respect to cash distributions and amounts payable on dissolution, redemption or otherwise over the general partner interests in the Partnership.

Dividends. Holders shall be entitled to receive cumulative dividends out of funds of the Partnership legally available therefor, accumulating from November 19, 1997 and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing December 31, 1997 ("Dividends"). The Dividends payable on each Security will be fixed at a rate per annum of $2.15625 or 8 5/8% of the initial Liquidation Preference of $25. Dividends that are in arrears for more than one quarter will accumulate additional Dividends thereon at the rate of 8 5/8% per annum thereof compounded quarterly ("Additional Dividends"). The term "Dividends" as used herein includes any Additional
Dividends, Additional Amounts (as defined herein) or Additional Interest (as defined in the Indenture). The amount of Dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarter, will be computed on the basis of the actual number of days elapsed in such period.

   If the payment of interest on the Series A Debentures (as defined herein) is deferred pursuant to Section 311 of the Indenture, then Dividends on the Securities will be deferred for as long as such interest payments are deferred and the rate per annum at which Dividends on the Securities accumulate shall be increased by an amount such that the aggregate amount of Dividends that accumulate on all Securities during any such deferral is equal to the aggregate amount of interest (including, to the extent permitted by law, interest payable on unpaid interest at the percentage rate per annum set forth above, compounded quarterly) that accrues while interest is so deferred on the Series A Debentures. The General Partner shall give notice of Entergy London Investments' intention to defer payment of interest on the Series A Debentures to the Holders of the Securities within five Business Days of the receipt of notice thereof.

   The Partnership will be required to declare and pay in full on each Dividend Payment Date Dividends on the Securities to the extent that the Partnership has funds legally available for the payment of such Dividends and cash on hand sufficient to make such payments. The Partnership will be prohibited from paying Dividends in any other circumstances.

   Dividends declared on the Securities will be payable to the Holders thereof as they appear on the books and records of the Partnership at the close of business on the relevant record date, which will be one Business Day prior to the relevant Dividend Payment Date. In the event that any Series A Preferred Securities are not in book-entry form, the relevant record date for such Series A Preferred Securities shall be the date 15 days prior to the relevant Dividend Payment Date. In the event that any Dividend Payment Date is not a Business Day, then payment of the Dividends payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Dividends shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. If such Business Day is in the next succeeding calendar year, however, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

   Holders will not be entitled to any Dividend or other payment
(other than the Redemption Price or the Liquidation Preference), whether payable in cash, property or shares, in excess of full cumulative Dividends.

Series A Debentures. The aggregate proceeds received by the Partnership from the issuance of the Series A Preferred Securities, together with the proceeds of the capital contribution of the General Partner at the time of such issuance, will be used to purchase $101,010,100 aggregate principal amount of the 8 5/8% Junior Subordinated Deferrable Interest Debentures, Series A, of Entergy London Investments issued pursuant to the Indenture (the "Series A Debentures").

Redemptions.

   Mandatory Redemption. Upon the redemption, in whole or in part, of the Series A Debentures, the proceeds from such redemption will be applied by the Partnership to redeem a Like Amount (as defined below) of Securities, upon not less than 30 nor more than 60 days' notice to each Holder of Securities at its registered address, at a redemption price equal to $25 per Security, plus accumulation and unpaid Dividends thereon to the date of redemption (the "Redemption Price").

   Optional Redemption of Series A Debentures. Entergy London Investments will have the right to redeem the Series A Debentures on or after November 19, 2002, in whole at any time or in part from time to time, and thereby cause a mandatory redemption of a Like Amount of Securities at the Redemption Price.

   Entergy London Investments will also have the right to redeem the Series A Debentures in whole (but not in part), if Entergy London Investments has or will become obligated to pay Additional Amounts (as defined in the Officer's Certificate dated November 19, 1997 delivered pursuant to Sections 201 and 301 of the Indenture), and thereby cause a mandatory redemption of the Securities in whole (but not in part) at the Redemption Price.

   Special Event Redemption or Distribution of Series A Debentures. If a Special Event shall have occurred and be continuing, Entergy London Investments shall have the right to redeem the Series A Debentures at any time in whole (but not in part) and thereby cause a mandatory redemption of the Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

   Whether or not a Special Event has occurred, the General Partner has the right, at any time, to dissolve and, after satisfaction of liabilities to creditors of the Partnership, if any, as provided by the Act, to cause a Like Amount of Series A Debentures to be distributed to the Holders in liquidation of the Partnership.

   If a Special Event occurs and Entergy London Investments does not elect to redeem the Series A Debentures or to dissolve the Partnership, the Securities will remain outstanding and, if such Special Event is a Tax Event, Additional Interest will be payable on the Series A Debentures.

   "Like Amount" means (i) with respect to a redemption of any Securities, Securities having a Liquidation Preference equal to that portion of the principal amount of Series A Debentures to be contemporaneously redeemed and the proceeds of which will be used to pay the Redemption Price of such Securities, and (ii) with respect to a distribution of Series A Debentures to Holders in connection with a dissolution of the Partnership, Series A Debentures having a principal amount equal to the Liquidation Preference of the Securities of the Holder to whom such Series A Debentures are distributed.

Redemption Procedures. Securities redeemed on each redemption date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Series A Debentures. Redemptions of the Securities shall be made, and the Redemption Price shall be payable, on each redemption date only to the extent that the Partnership has funds on hand available for the payment of such Redemption Price.

   If the Partnership gives a notice of redemption in respect of the Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Partnership will deposit irrevocably with the Clearing Agency funds sufficient to pay the applicable Redemption Price and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of such Securities.
If the Securities are no longer in book-entry form, the Partnership, to the extent funds are available therefor, will irrevocably deposit with the paying agent for the Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Securities. Notwithstanding the foregoing, Dividends payable on or prior to the redemption date for any Securities called for redemption shall be payable to the Holders of such Securities as of the relevant record dates for the related Dividend Payment Date. If notice or redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be outstanding. In the event that any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the redemption date. In the event that payment of the Redemption Price in respect of Securities called for redemption is improperly withheld or refused and not paid either by the Partnership or by Entergy London Investments pursuant to the Guarantee, Dividends on the Securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Partnership for such Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

   Subject to applicable law (including, without limitation, Rule 14e-1 under the Exchange Act and any other applicable United States federal securities law), Entergy London Investments or its subsidiaries may at any time and from time to time purchase outstanding Securities by tender, in the open market or by private agreement.

   Payment of the Redemption Price on the Securities and any distribution of Series A Debentures to Holders of Securities shall be made to the holders of record as they appear on the books and records of the Partnership as of the relevant record date, which, as long as the Securities remain in book-entry form, will be one Business Day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the Securities are not in book-entry form, the relevant record date for the Securities shall be the date 15 days prior to the redemption date or liquidation date, as applicable.

   If less than all of the Securities are to be redeemed on a redemption date, the particular Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the General Partner from the outstanding Securities not previously called for redemption, by lot or by such method as the General Partner shall deem fair and appropriate, which shall provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Preference of Securities of a denomination larger than $25. The General Partner shall promptly notify the transfer agent and registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the aggregate Liquidation Preference thereof to be redeemed.

Liquidation Distribution.     In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the Partnership (other than a dissolution that results in a Like Amount of Debentures being distributed to the Holders of the Series A Preferred Securities), the Holders of the Series A Preferred Securities at the time outstanding will be entitled to receive the Liquidation Preference of the Series A Preferred Securities plus all accumulated and unpaid Dividends to the date of payment (the "Liquidation Distribution") out of the assets of the Partnership legally available for distribution to Partners, after satisfaction of liabilities to creditors as required by the Delaware Act, prior to any distribution of assets by the Partnership to the General Partner. If such Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Partnership on the Series A Preferred Securities shall be paid on a pro rata basis in proportion to the full Liquidation Distribution for which the Series A Preferred Securities would be entitled.

   If, upon any liquidation of the Partnership, the Holders are paid in full the aggregate Liquidation Distribution to which they are entitled, then such Holders will not be entitled to receive or share in any other assets of the Partnership then or thereafter available for distribution to any other holders of partnership interests in the Partnership.

Voting Rights. The Limited Partnership Agreement may be amended from time to time by the General Partner, without the consent of the Holders (i) to cure any ambiguity, to correct or supplement any provisions in the Limited Partnership Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Limited Partnership Agreement, that shall not be inconsistent with the other provisions of the Limited Partnership Agreement, or (ii) to modify, eliminate or add to any provisions of the Limited Partnership Agreement to such extent as shall be necessary to ensure that the Partnership will be classified for United States federal income tax purposes as a partnership or a grantor trust at all times that any Securities are outstanding or to ensure that the Partnership will not be required to register as an "investment company" under the Investment Company Act, provided, however, that except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securities, and, in the case of clause (i), any such amendments of the Limited Partnership Agreement shall become effective when notice thereof is given to the Holders. The Limited Partnership Agreement may be amended by the General Partner with the consent of Holders of a Majority in Liquidation Preference of the outstanding Securities and upon receipt by the General Partner of an opinion from independent counsel experienced in such matters to the effect that such amendment of the exercise of any power granted to the General Partner in accordance with such amendment will not affect the Partnership's status as a partnership for United States federal income tax purposes or the Partnership's exemption from the status as an "investment company" under the Investment Company Act, provided that without the consent of each Holder of the Securities, the Limited Partnership Agreement may not be amended to change the amount or timing of any Dividend on the Securities or otherwise adversely affect the amount of any Dividend required to be made in respect of the Securities as of a specified date or restrict the right of Holders to institute suit for the enforcement of any such payment on or after such date as described below.

   So long as any Series A Debentures are held by or for the benefit of the Partnership, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Series A Debentures, (ii) waive any past default that is waiveable under Section 813 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Series A Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Series A Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in Liquidation Preference of all outstanding Series A Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Series A Debentures affected thereby, no such consent shall be given by the General Partner without the prior written consent of each Holder of the Series A Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Series A Preferred Securities except by subsequent vote of not less than 66 2/3% in Liquidation Preference of the Holders of the Series A Preferred Securities. The General Partner shall notify all Holders of Series A Preferred Securities of any notice of default with respect to the Series A Debentures. In addition to obtaining the foregoing approvals of the Holders of the Series A Preferred Securities, prior to taking any of the foregoing actions, the General Partner shall obtain an opinion from independent counsel experienced in such matters to the effect that the Partnership will be classified as a partnership or grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

   If the General Partner fails to enforce the Partnership's rights under the Series A Debentures or the Indenture, a Holder of Series A Preferred Securities may institute a legal proceeding directly against Entergy London Investments to enforce the Partnership's rights with respect to the Series A Debentures or the Indenture, to the fullest extent permitted by law, without first instituting any legal proceeding against the General Partner or any other Person. Notwithstanding the foregoing, a Holder of Series A Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of principal of or interest on the Series A Debentures having a principal amount equal to the Liquidation Preference of the Series A Preferred Securities of such Holder on or after the due dates specified in the Series A Debentures.

   Any required approval of Holders may be given at a meeting of Holders convened for such purpose or pursuant to written consent. The General Partner will cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of record of Securities in the manner set forth in the Limited Partnership Agreement.

   No vote or consent of the Holders will be required for the Partnership to redeem and cancel the Securities in accordance with the Limited Partnership Agreement.

   Notwithstanding that Holders are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned by Entergy London Investments, or any Affiliate of Entergy London Investments, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency. Payments in respect of Series A Preferred Securities held by the Clearing Agency or its nominee shall be made to the Clearing Agency by the Partnership pursuant to the Clearing Agency's procedures. If any Series A Preferred Securities are not held by the Clearing Agency or its nominee, such payments shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the books and records of the Partnership. The paying agent shall initially be The Bank of New York.